UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 4, 2021

REDHAWK HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-54323	20-3866475
(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification No.)

100 Petroleum Drive, Suite 200, Lafayette, Louisiana 70508
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (337) 269-5933

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On January 31, 2017, the Company and Beechwood Properties LLC filed suit against Daniel J. Schreiber (“Mr. Schreiber”) and the Daniel J. Schreiber Living Trust – Dtd 2/08/95 (“Schreiber Trust”) in the United States District Court for the Eastern District of Louisiana (the “Louisiana Court”) under Civil Action No. 2:2017cv819-B(3) (the “Litigation”).

Mr. Schreiber and the Schreiber Trust answered and filed a counter-claim against the Company and Beechwood and made additional claims against Mr. G. Darcy Klug (“Mr. Klug”), the Chief Executive Officer and a director of the Company, and sole owner of Beechwood, in the Lawsuit.

On March 22, 2019, the parties to the Litigation entered into a Settlement Agreement and General Release (“Settlement Agreement”) to resolve all issues arising out of the subject matter of the Litigation.

In consideration of the mutual promises, covenants and conditions contained in the Settlement Agreement, the parties agreed that (i) Mr. Schreiber and the Schreiber Trust would transfer all Company stock they then owned (52,377,108 common shares) to the Company and (ii) the Company would (a) make to Mr. Schreiber and the Schreiber Trust a cash payment of Two Hundred Fifty Thousand dollars ($250,000) and (b) issue two Promissory Notes, each in the principal amount of Two Hundred Thousand dollars ($200,000), one of which was due and payable on or before September 6, 2020 (“Note 1”) and the other was due and payable on or before September 5, 2021 (“Note 2”). As a result of this Settlement Agreement, the Company recorded a loss of $471,880 in the year ended June 30, 2019.

Each Promissory Note was non-interest bearing, however each (i) included a $15,000 late penalty if the principal amount was not repaid by the due date and (ii) would bear interest at a rate of 18% per annum, from the issue date, if the principal was not repaid by the 30th date after the due date.

On October 11, 2019, the Schreiber Trust filed a Motion to Enforce Settlement Agreement (the “Motion”) with the Louisiana Court alleging that the Company failed to comply with certain of its obligations under the Settlement Agreement. The Motion sought to, among other things, accelerate payment of the amounts owed to Schreiber under the Settlement Agreement and collect additional amounts in interest and attorneys’ fees.

On July 17, 2020, the Louisiana Court granted Schreiber’s Motion and ordered the Company to pay to the Schreiber Trust $519,495.78 (“Judgment”) representing (i) the principal amount due on Note 1 ($200,000); (ii) the principal amount due on Note 2 ($200,000); (iii) pre-judgment interest of 18% simple interest on certain outstanding debt charged back to the date of the Settlement Agreement; (iv) $40,000.00 of attorneys’ fees (10% of the amounts due); and (v) post-judgment interest from the date of the Judgment as well as costs. The Company appealed the Louisiana Court’s ruling to the United States 5th Circuit Court of Appeals (the “Court of Appeals”).

Payment of the principal amount of Note 1 was tendered by the Company to Schreiber on August 13, 2020. Notwithstanding the appeal to the Court of Appeals, the Company tendered the early repayment of the principal amount of Note 2 to Schreiber on August 24, 2020.

On September 4, 2020, the Company filed a Consent Motion to Approve Supersedeas Bond and Stay of Execution of Judgment Pending Appeal (“Motion to Approve”). On September 8, 2020, the Louisiana Court granted the Motion to Approve and the posting of a supersedeas bond (“Bond”) by the Company in the amount of $143,491 representing (i) the remaining, unsatisfied amount of the Judgment; plus (ii) post-Judgment interest of $80; plus, (iii) 20% of the combined amount ($23,915).

On November 12, 2020, the Court of Appeals issued a decision vacating the Judgment and remanding the case to the district court.

As the Judgment was vacated on December 17, 2020, the Louisiana Court entered an order releasing the Bond and returning the aforementioned funds to the Company.

The Louisiana Court also ordered the Company to file a Sur-Reply Brief. The Louisiana Court had previously denied the Company’s motion for leave to file a sur-reply brief, after Schreiber had presented new arguments and evidence for the first time in his Reply Brief. When the Louisiana Court ruled in Schreiber’s favor based solely on these new materials, the Court of Appeals reversed, ruling its denial was an abuse of discretion. This order of the Louisiana Court was consistent with the ruling of the Court of Appeals.

The Louisiana Court also sua sponte ordered that Schreiber be allowed to file a response to the Company’s Sur-Reply. Schreiber had not requested or moved to be allowed to file a response.

Regardless, the parties each timely filed their respective pleadings in accordance with the order. Both parties argued in favor of their position and claimed to be entitled to an award of the reasonable attorneys’ fees and costs they incurred in connection with this litigation should the Louisiana Court rule in their favor. As of March 31, 2021, the unsatisfied amount of the Judgment ($119,496) was shown as a “Settlement liability” on the consolidated balance sheet.

On September 23, 2021, the Louisiana Court granted the Schreiber’s Motion to Enforce the Settlement Agreement. It ordered the Company to pay Schreiber the amount of $101,490.27, representing its calculation of contractual interest in the amount of 18% of the outstanding principal of Note 1 and Note 2 until paid, plus certain reasonable attorneys’ fees and costs incurred. Schreiber has since filed a motion for attorneys’ fees and costs seeking an additional $81,189.64 in attorneys’ fees. The Company has filed an opposition to that motion, which is still pending.

The Company believes the Louisiana Court’s ruling was in error. On October 15, 2021, the Company filed a Motion for Reconsideration asking the Louisiana Court to reconsider its ruling. On November 4, 2021, the Company filed a consent motion to stay the Louisiana Court’s judgment pending resolution of that motion and, should that motion be denied and the Company be unable to reach an amicable settlement with the plaintiff, pending appeal, based on the Company posting a supersedeas bond in the amount of $121,804.44.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

REDHAWK HOLDINGS CORP.

Date: November 10, 2021	By:	/s/ G. Darcy Klug
G. Darcy Klug
Chief Financial Officer